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                                                                    Exhibit 16.1
                                                                    ------------


                  [Pritchett, Siler & Hardy, P.C. Letterhead]



March 9, 2001


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

We have read the statements of Global e Tutor, Inc. pertaining to our firm included under Item 4 of Form 8-K dated March 5, 2001 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Pritchett, Siler & Hardy, P.C.

Pritchett, Siler & Hardy, P.C.